UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 18, 2018

PAYMEON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2688 NW 29th Terrace, Building 13, Oakland Park, Florida 33311

(Address of principal executive offices) (Zip Code)

1-844-422-7258

(Registrant’s telephone number, including area code)

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 11, 2016, Rockstar Acquisitions, LLC (“Rockstar”) entered into a License Agreement with Raw Energy Materials Corp (“RAW”) for exclusive rights for use of certain intellectual property associated with the production of certain concrete reinforcement products for the construction industry. The License Agreement provided for Rockstar to have exclusive rights for use of the intellectual property in conjunction with product sales for the State of Florida, the Caribbean Islands (excluding Cuba), and Peru (“Licensed Territory”).  On January 5, 2017, Rockstar entered into a First Amendment to License Agreement (“First Amendment”) whereby in addition to the State of Florida, the Caribbean Islands (excluding Cuba) and Peru, Rockstar expanded its Licensed Territory to include the continental United States in exchange for a $500,000 Option Fee and certain other obligations.  Rockstar is a wholly-owned subsidiary of Paymeon, Inc. (“Company).

On April 18, 2018, Rockstar and the Company received a letter from counsel representing RAW providing formal notice that Rockstar and the Company had breached and/or violated several sections of the agreement and amendments, and that RAW was immediately terminating all agreements and amendments.

The Company does not believe it is in breach of its agreements and is working towards reaching an amicable solution.  The Company is prepared to pursue litigation if it cannot reach a resolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMEON, INC.

By:	/s/ Vincent L. Celentano
Vincent L. Celentano
Chief Executive Officer
April 23, 2018